Exhibit 99.1

4300 Wildwood Parkway

Atlanta, GA 30339

1-888-502-BLUE

www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES SECOND-QUARTER RESULTS

– Operating Profit of $3.9 Million for the Quarter –

ATLANTA – August 2, 2012 – BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the second quarter ended June 30, 2012.

The Company incurred a net loss of $3.7 million, or $0.06 per diluted share, for the second quarter of 2012, compared to a net loss of $9.8 million, or $0.31 per diluted share, for the second quarter of 2011. Revenues for the second quarter increased 3.2% to $517.0 million from $500.8 million for the same period a year ago. The increase in revenue is attributable to increased underlying product prices for both specialty and structural product categories. Overall unit volume declined 1.3% compared to the same period a year ago as seasonal demand was pulled forward by favorable weather experienced during the first quarter of fiscal 2012 and the Company focused on improving gross profit through profitable revenue growth.

Gross profit for the second quarter ended June 30, 2012 totaled $63.2 million, up 9.6% from $57.6 million in the year-ago period. Gross margins increased to 12.2% from the 11.5% generated in the year-ago period. These increases reflect the Company’s continued focus on margin expansion, rising product prices for many of the products distributed, including key grades of wood-based products, and a shift to the warehouse channel from the direct and reload channels.

Total operating expenses of $59.3 million for the second quarter were flat compared to the same period a year ago and included a $0.5 million gain from a property insurance settlement in 2012. Reported operating income for the quarter was $3.9 million, compared with an operating loss of $1.8 million a year ago.

“For the second quarter we grew our revenue, increased our margins, and kept our operating expenses flat as we expanded our out-of-warehouse business, producing an improved operating profit of $3.9 million. This is our first quarterly operating profit since the second quarter of 2010,” said BlueLinx President and CEO George Judd. “We expect our operating results to continue to improve as we continue to execute our strategy in a recovering housing market,” Mr. Judd continued.

For the six months ended June 30, 2012, net loss totaled $14.7 million, or $0.25 per diluted share, compared with $22.1 million, or $0.71 per diluted share, a year ago. Revenues for the six months totaled $970.7 million, up 8.9% from $891.4 million the same period a year ago, reflecting higher structural and specialty product prices and unit volumes. Gross profit for the six months ended June 30, 2012 totaled $117.4 million and gross margin was 12.1%, compared with $103.9 million and 11.7%, respectively, a year earlier. Operating expenses increased to $117.6 million from $110.8 million a year ago and included total gains of $1.0 million from an insurance settlement and the sale of certain properties in the first half of 2012 and a $7.2 million gain from the sale of certain properties in 2011.

BlueLinx 2Q ’12 Press Release

The Company’s operating results for the 2012 and 2011 second quarter and year-to-date periods, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

	Quarters Ended		Six Months Ended
in millions, except per share amounts (unaudited)	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Pretax loss	($3.5)	($9.6)	($14.3)	($22.1)
Gain from sale of certain properties	—	—	(0.5)	(7.2)
Gain from property insurance settlement	(0.5)	—	(0.5)	—

Adjusted pretax loss before the effect of special interest items	(4.0)	(9.6)	(15.3)	(29.3)
Changes associated with the ineffective interest rate swap	—	—	—	(1.8)

Adjusted pretax loss	(4.0)	(9.6)	(15.3)	(31.1)
Adjusted benefit from income taxes	(1.3)	(3.5)	(5.5)	(12.0)

Adjusted net loss	($2.6)	($6.1)	($9.8)	($19.1)

Diluted weighted average shares	60.1	31.1	60.1	31.0

Adjusted diluted net loss per share applicable to common shares	($0.04)	($0.20)	($0.16)	($0.62)

For the quarter and year-to-date periods ended June 30, 2012, the above table reflects the following events; (i) the Company recorded a gain on the sale of certain surplus properties during the first quarter of 2012; (ii) the Company recorded a gain from a property insurance settlement. The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items. The valuation allowance recorded for the quarter and year-to-date periods are $1.4 million and $5.5 million, respectively. The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable.

For the quarter and year-to-date periods ended July 2, 2011, the above table reflects the following events: (i) the Company recorded a gain on the sale of certain surplus properties during the first quarter of 2011; (ii) the Company recorded the effect of a reduction in the fair value of its terminated ineffective interest rate swap partially offset by the continued amortization of the accumulated other comprehensive loss related to the ineffective interest rate swap into interest expense. The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets, a tax benefit related to our intra period income tax allocation to other comprehensive income and the tax effect of significant special items. The valuation allowance recorded for the quarter and year-to-date periods are $3.7 million and $8.5 million, respectively. The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable.

Conference Call

BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 13021334. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.

BlueLinx 2Q ’12 Press Release

Use of Non-GAAP Measures

BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

About BlueLinx Holdings Inc.

Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 1,900 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of approximately 55 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability and our outlook on the housing industry. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

- Tables to Follow -

BlueLinx 2Q ’12 Press Release

BlueLinx Holdings Inc.

Statements of Operations

        in thousands, except per share data

	Quarters Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$517,026	$500,810	$970,734	$891,414
Cost of sales	453,838	443,165	853,314	787,500

Gross profit	63,188	57,645	117,420	103,914

Operating expenses:
Selling, general, and administrative	57,136	56,780	113,202	105,227
Depreciation and amortization	2,187	2,624	4,447	5,561

Total operating expenses	59,323	59,404	117,649	110,788

Operating income (loss)	3,865	(1,759)	(229)	(6,874)
Non-operating expenses:
Interest expense	7,325	7,730	14,107	16,791
Changes associated with the ineffective interest rate swap, net	—	—	—	(1,751)
Other expense, net	49	134	(13)	149

Loss before provision for income taxes	(3,509)	(9,623)	(14,323)	(22,063)
Provision for income taxes	197	158	402	44

Net loss	$(3,706)	$(9,781)	$(14,725)	$(22,107)

Basic and diluted weighted average number of common shares outstanding	60,098	31,063	60,050	30,953

Basic and diluted net loss per share applicable to common shares	$(0.06)	$(0.31)	$(0.25)	$(0.71)

BlueLinx 2Q ’12 Press Release

BlueLinx Holdings Inc.

Balance Sheets

        in thousands

	June 30,	December 31,
	2012	2011
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$5,151	$4,898
Receivables, net	202,114	138,872
Inventories, net	235,630	185,577
Other current assets	27,397	27,141

Total current assets	470,292	356,488

Property, plant, and equipment:
Land and land improvements	42,808	49,562
Buildings	94,332	95,652
Machinery and equipment	76,072	75,508
Construction in progress	1,215	741

Property, plant, and equipment, at cost	214,427	221,463
Accumulated depreciation	(102,267)	(98,335)

Property, plant, and equipment, net	112,160	123,128
Non-current deferred income tax assets, net	382	358
Other non-current assets	27,822	23,941

Total assets	$610,656	$503,915

Liabilities:
Current liabilities:
Accounts payable	$78,850	$70,228
Bank overdrafts	30,703	22,364
Accrued compensation	6,510	4,496
Current maturities of long-term debt	60,495	9,046
Deferred income taxes, net	382	382
Other current liabilities	12,371	16,558

Total current liabilities	189,311	123,074

Noncurrent liabilities:
Long-term debt	381,672	328,695
Other non-current liabilities	45,152	43,772

Total liabilities	616,135	495,541

Stockholders’ (Deficit) Equity:
Common stock	637	620
Additional paid-in capital	208,457	207,626
Accumulated other comprehensive loss	(21,873)	(21,900)
Accumulated deficit	(192,700)	(177,972)

Total stockholders’ (deficit) equity	(5,479)	8,374

Total liabilities and stockholders’ (deficit) equity	$610,656	$503,915

BlueLinx 2Q ’12 Press Release

BlueLinx Holdings Inc.

Statements of Cash Flows

        in thousands

	Six Months Ended
	June 30,	July 2,
	2012	2011
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(14,725)	$(22,107)
Adjustments to reconcile net loss to cash used in operations:
Depreciation and amortization	4,447	5,561
Amortization of debt issuance costs	1,863	1,094
Gain from sale of properties	(530)	(7,222)
Gain from property insurance settlement	(476)	—
Changes associated with the ineffective interest rate swap	—	(1,751)
Vacant property charges, net	(78)	—
Payments on modification on lease agreement	(5,000)	—
Deferred income tax benefit	(24)	(214)
Share-based compensation expense	1,420	1,137
Decrease in restricted cash related to the swap, insurance, and other	657	432
Changes in assets and liabilities:
Receivables	(63,242)	(86,533)
Inventories	(50,053)	(24,404)
Accounts payable	10,050	32,495
Changes in other working capital	(4,382)	(1,338)
Other	9,967	1,625

Net cash used in operating activities	(110,106)	(101,225)

Cash flows from investing activities:
Property, plant, and equipment investments	(2,140)	(5,341)
Proceeds from disposition of assets	1,915	8,971

Net cash (used in) provided by investing activities	(225)	3,630

Cash flows from financing activities:
Repurchase of shares to satisfy employee tax withholdings	(424)	—
Repayments on the revolving credit facilities	(201,403)	(171,736)
Borrowings from the revolving credit facilities	313,666	263,446
Payment of principal on mortgage	(7,747)	—
Payments on capital lease obligations	(414)	(197)
Increase in bank overdrafts	8,339	5,709
Increase in restricted cash related to the mortgage	—	(7,815)
Debt financing costs	(1,433)	—

Net cash provided by financing activities	110,584	89,407

Increase (decrease) in cash	253	(8,188)
Balance, beginning of period	4,898	14,297

Balance, end of period	$5,151	$6,109

Non Cash Transactions:
Capital leases	$32	$2,544

BlueLinx 2Q ‘12 Press Release

BlueLinx Holdings Inc.

Adjusted Pre-Tax Loss

        in thousands, except for per share amounts

	Quarters Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Pretax loss	$(3,509)	$(9,623)	$(14,323)	$(22,063)
Gain from sale of certain properties	48	—	(530)	(7,222)
Gain from property insurance settlement	(476)	—	(476)	—

Adjusted pretax loss before the effect of special interest items	(3,937)	(9,623)	(15,329)	(29,285)
Changes associated with the ineffective interest rate swap	—	—	—	(1,751)

Adjusted pretax loss	(3,937)	(9,623)	(15,329)	(31,036)
Adjusted benefit from income taxes	(1,322)	(3,546)	(5,515)	(11,950)

Adjusted net loss	$(2,615)	$(6,077)	$(9,814)	$(19,086)

Diluted weighted average shares	60,098	31,063	60,050	30,953

Adjusted diluted net loss per share applicable to common shares	$(0.04)	$(0.20)	$(0.16)	$(0.62)

BlueLinx Holdings Inc.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

        in thousands

	Quarters Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net loss	$(3,706)	$(9,781)	$(14,725)	$(22,107)
Gain from sale of certain properties	48	—	(530)	(7,222)
Gain from property insurance settlement	(476)	—	(476)	—
Changes associated with the ineffective interest rate swap	—	—	—	(1,751)
Tax effect of selected charges	165	—	388	3,465
Valuation allowance	1,354	3,704	5,529	8,529

Adjusted net loss	$(2,615)	$(6,077)	$(9,814)	$(19,086)

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